Exhibit 10.13

Loan Agreement

This Loan Agreement (hereinafter referred to as the “Agreement”) was entered into on December 13, 2018 by and among:

A.

Yunnan Century Long-Spring Technology Co., Ltd., a wholly foreign-owned enterprise legally established and existing under the PRC laws, with its unified credit code of 91530100MA6K83075A and its registered address at No. 5-20, 9/F, Building 2, Shanghai ASEAN Building, Chenggong District, Kunming City, Yunnan Province (hereinafter referred to as “WFOE” or “Party A”);

B.

Long-Spring Education Holding Group Limited, a limited liability company legally established and existing under the PRC laws, with its unified credit code of 91530121582368402N, and its registered address at No. 5-20, 9/F, Building 2, Shanghai ASEAN Building, Chenggong District, Kunming City, Yunnan Province (hereinafter referred to as “Long-Spring Education Holding” or “Party B”); and

C.	Restricted schools, as shown in Appendix I to the Agreement (any of the civil parties set out in Appendix I hereto is hereinafter referred to as the “School” or “Party C”).

(Party A, Party B and Party C are individually referred to as a “party”, collectively referred to as the “parties”.)

Whereas:

1.

Party A, Party B, Party C, and other related parties entered into the Business Cooperation Agreement, the Exclusive Call Option Agreement, the Shareholders’ Rights Entrustment Agreement and the corresponding Power of Attorney, the School Sponsors’ and Directors’ Rights Entrustment Agreement and the corresponding Power of Attorney, the Equity Pledge Agreement, the Exclusive Technical Service and Management Consultancy Agreement, and the Agreement (the foregoing agreements and the Agreement are hereinafter collectively referred to as the “Series of Cooperation Agreements”).

2.

Party A agrees to provide Party B with interest-free loans (hereinafter referred to as the “Loan”) from time to time in accordance with the terms and conditions of the Agreement, and Party B agrees to receive such interest-free loans from Party A in accordance with the terms and conditions of the Agreement.

In order to clarify their respective rights and obligations, upon friendly negotiations, the Parties agree as follows for mutual compliance.

I. Definitions and Interpretations

“Proposed Listed Company” means First High-School Education Group Co., Ltd., a limited company incorporated under the laws of the Cayman Islands on September 19, 2018.

“Long-Spring Education Holding” means Long-Spring Education Holding Group Limited, a limited company incorporated on September 20, 2011 under the PRC laws.

“Domestic Affiliates” mean Long-Spring Education Holding and its subsidiary and schools as shown in Appendix I.

“Series of Cooperation Agreements” collectively refers to the Business Cooperation Agreement, the Exclusive Call Option Agreement, the Shareholders’ Rights Entrustment Agreement and the corresponding Power of Attorney, the School Sponsors’ and Directors’ Rights Entrustment Agreement and the corresponding Power of Attorney, the Equity Pledge Agreement, the Exclusive Technical Service and Management Consultancy Agreement, and the Loan Agreement, signed by the controlling shareholder of Long-Spring Education, the Domestic Affiliates and the two or more parties of WFOE, including the amendments thereto, and other agreements, contracts, or legal documents that are signed or issued by one or more Parties hereto from time to time to ensure the performance of the above agreements and that are signed or approved by WFOE in writing.

“License” means all permits, licenses, registrations, approvals, and authorizations required for the Domestic Affiliates to operate business.

“Business” means all services and business provided or operated by the Domestic Affiliates from time to time in accordance with the licenses obtained, including but not limited to private education business.

“Assets” mean all tangible and intangible assets directly or indirectly owned by the Domestic Affiliates, including but not limited to all fixed assets, current assets, capital interests in external investment, intellectual property rights, available benefits under all contracts concluded, and any other benefits duly available to the Domestic Affiliates.

“PRC” means the People’s Republic of China (for the purpose of the Agreement only, excluding the Hong Kong Special Administrative Region, Macao Special Administrative Region, and Taiwan region).

II. Release of the Loan

1.

At any time after the signing and entry into force of the Series of Cooperation Agreements, subject to the laws and regulations and industrial policies of the PRC, Party A has the right to, from time to time, provide Party B with loans in accordance with the terms and conditions hereof at the time and amount that Party A deems appropriate. Party B agrees to receive such loans from Party A in accordance with the terms and conditions hereof and issue, from the date of receipt of such loans, a receipt to Party A in the format shown in Appendix I.

2.	The money to be lent by Party A to Party B shall be RMB funds obtained by Party A through business operations or other lawful means and suitable for serving as loans to Party B.

III. Purposes of the Loan

1.

Party B hereby warrants and undertakes that if Party A provides a loan to Party B, Party B shall inject the entire loan to a start-up fund of Party C (the injection matter is hereinafter referred to as “Capital Increase”, and the additional start-up fund is referred to as “Additional Capital Injection”). After the capital increase, the start-up capital of Party C will increase by the amount of loan.

2.

Party B and Party C hereby warrant and undertake that Party B shall pay the full amount of the Additional Capital Injection to Party C directly and/or through Party B’s subsidiaries within one month after receiving each loan from Party A. Party B and Party C shall complete all procedures of the Capital Increase (including but not limited to changing the company’s articles of association and the School’s articles of association, taking out a capital verification report, renewing the school licenses, the private non-enterprise registration certificate and the like) within 3 months after Party C receives the Additional Capital Injection. After the Capital Increase, Party B and/or Party B’s subsidiary shall not divest in any way within the duration of Party C.

3.

Party B further agrees that to the extent permitted by the regulators of the PRC, Party A has the right to directly pay the loan, which is duly provided by Party A to Party B under the Agreement, to Party C as a Capital Increase made by Party B and/or Party B’s subsidiary to Party C, so as to reduce the payment steps and improve the efficiency of fund arrangements. Party B and/or Party B’s subsidiary and Party C shall complete all procedures of the Capital Increase (including but not limited to changing the company’s articles of association and the School’s articles of association, taking out a capital verification report, renewing the school licenses, the private non-enterprise registration certificate and the like) within 3 months after Party C receives the Additional Capital Injection.

IV. Term of the Loan

1. Each loan under the Agreement has no fixed term. Unless otherwise specified herein, Party A shall unilaterally determine when to recoup the loan.

2. In any of the following circumstances, Party A has the right to decide, by serving a written notice, that the Loan under the Agreement falls mature and shall be repaid by Party B immediately:

(1)

Party B applies for a bankruptcy liquidation, a bankruptcy recapitalization, or a bankruptcy settlement, or an application is filed against Party B for a bankruptcy liquidation or a bankruptcy recapitalization;

(2)	Party B applies for a dissolution or a liquidation or an application is filed against Party B for a dissolution or a liquidation;

(3)	Party B is apparently insolvent or incurs another large amount of debts which may affect Party B’s repayment of the Loan under the Agreement;

(4)

Party A and/or an acquirer designated by Party A has fully exercised, in accordance with the Exclusive Call Option Agreement in the Series of Cooperation Agreements, the option of acquiring all equity interests directly and indirectly held by the shareholders of Long-Spring Education Holding in the Domestic Affiliates; or

(5)

Any warranties made by Party B, Party C and/or a related signing party under the Agreement or the Series of Cooperation Agreements are proved to be untrue or proved to be inaccurate in any material respect; or Party B, Party C and/or a related signing party violates its commitments or obligations under the Agreement or the Series of Cooperation Agreements.

V. Interest of the Loan

1.	The Parties hereby acknowledge that Party A shall not accrue any interest on the Loan.

VI. Continuous Compliance with the Series of Cooperation Agreements

1.

The Parties agree that (1) After the Capital Increase, all the rights and related interests of the School Sponsor arising from Party C’s additional start-up funds shall be considered as an integral part of the rights of the School Sponsor that are held by Long-Spring Education Holding and subsidiaries of Long-Spring Education Holding in the School from time to time under the the Exclusive Call Option Agreement, and an integral part of the rights of the School Sponsor that are entrusted by the School Sponsor to be exercised by Party A under the School Sponsors’ and Directors’ Rights Entrustment Agreement; and (2) all rights, equities, benefits, and assets arising from Party C’s additional start-up funds (including but not limited to the rights and benefits of the School Sponsor and Party C’s assets arising therefrom) shall be deemed as the subject matter under the series of cooperation agreements, and all Parties shall procure and ensure compliance with all the provisions under the Series of Cooperation Agreements with respect to such rights, equities, benefits, and assets.

2.

To achieve the purposes stipulated in clause 6.1 hereof, at the request of Party A, Party B and its subsidiaries and Party C shall immediately sign relevant legal documents and/or perform relevant legal procedures.

VII. Representations and Warranties

1.	Party A represents and warrants to Party B as follows:

a)	Party A is a legally established and duly existing limited company, and has the capacity to bear civil liability to other parties;

b)

Party A has the right to sign and perform the Agreement, and has obtained all necessary and appropriate approvals and authorizations for signing and performing the Agreement, and has obtained, according to applicable laws, all government approvals, qualifications, licenses, and the like required for relevant business.

c)	As of the effective date of the Agreement, the Agreement is legally valid and binding on Party A, and the terms and conditions of the Agreement are legally enforceable;

d)

Party A’s signing and performance of the Agreement does not violate any laws or regulations of the PRC, court judgments or arbitral award, or decision, approval, or license of any administrative authority, or any agreement to which Party A is a party and that is binding on Party A, and shall not lead to suspension, revocation, confiscation, or failure of renewal of any approvals or licenses from any applicable government departments;

e)

There is no pending litigation, arbitration or other judicial or administrative procedures that will affect Party A’s performance of its obligations under the Agreement, and to the best of Party A’s knowledge, no one threatens to take such actions.

2.	Party B represents and warrants to Party A as follows:

a)	Party B is a legally established and duly existing limited company, and has the capacity to bear civil liability to other parties;

b)

Party B has the right to sign and perform the Agreement, and has obtained all necessary and appropriate approvals and authorizations for signing and performing the Agreement, and has obtained, according to applicable laws, all government approvals, qualifications, licenses, and the like required for relevant business.

c)	As of the effective date of the Agreement, the Agreement is legally valid and binding on Party B, and the terms and conditions of the Agreement are legally enforceable;

d)

Party B’s signing and performance of the Agreement does not violate any laws or regulations of the PRC, court judgments or arbitral award, or decision, approval, or license of any administrative authority, or any agreement to which Party B is a party and that is binding on Party B, and shall not lead to suspension, revocation, confiscation, or failure of renewal of any approvals or licenses from any applicable government departments;

e)

There is no pending litigation, arbitration or other judicial or administrative procedures that will affect Party B’s performance of its obligations under the Agreement, and to the best of Party B’s knowledge, no one threatens to take such actions;

f)

Party B strictly abides by all provisions of the Agreement and the Series of Cooperation Agreements jointly or separately signed by the Parties, and effectively performs all obligations under the Series of Cooperation Agreements, and takes no acts or inactions that are enough for affecting the validity or enforceability of such contracts.

3.	Party C represents and warrants to Party A as follows:

a)	Party C is a legally established and duly existing private non-enterprise entity, and has the capacity to bear civil liability to other parties;

b)

Party C has the right to sign and perform the Agreement, and has obtained all necessary and appropriate approvals and authorizations for signing and performing the Agreement, and has obtained, according to applicable laws, all government approvals, qualifications, licenses, and the like required for relevant business.

c)	As of the effective date of the Agreement, the Agreement is legally valid and binding on Party C, and the terms and conditions of the Agreement are legally enforceable;

d)

Party C’s signing and performance of the Agreement does not violate any laws or regulations of the PRC, court judgments or arbitral award, or decision, approval, or license of any administrative authority, or any agreement to which Party C is a party and that is binding on Party C, and shall not lead to suspension, revocation, confiscation, or failure of renewal of any approvals or licenses from any applicable government departments;

e)

There is no pending litigation, arbitration or other judicial or administrative procedures that will affect Party C’s performance of its obligations under the Agreement, and to the best of Party C’s knowledge, no one threatens to take such actions;

f)

Party C strictly abides by all provisions of the Agreement and the series of cooperation agreements jointly or separately signed by the Parties, and effectively performs all obligations under the series of cooperation agreements, and takes no acts or inactions that are enough for affecting the validity or enforceability of such contracts.

VIII. Effectiveness and Term

1.	The Agreement comes into effect as of the date of signing by the Parties hereto.

2.

The Agreement keeps being valid within the business duration of the School and in the renewed period permitted by the PRC laws, and shall automatically terminate after WFOE and/or another entity designated by the Proposed Listed Company has fully exercised, in accordance with the Agreement and the Exclusive Call Option Agreement, the option of acquiring all equity interests directly and indirectly held by the shareholders of Long-Spring Education Holding in the Domestic Affiliates. Party A may terminate the Agreement unilaterally by serving a thirty (30) days’ prior notice. Unless otherwise provided by law, in no case shall Party B or Party C have the right to unilaterally terminate or rescind the Agreement.

3.

For the avoidance of doubt, in accordance with the Agreement, if the laws and regulations of the PRC allow WFOE and/or another foreign-owned or offshore entity designated by the Proposed Listed Company to directly hold part or all of the equity interests of the Domestic Affiliates and/or the Sponsor’s equity interests, and to engage in restricted/prohibited business such as private education through the Domestic Affiliates, then WFOE shall issue an equity purchase notice as soon as practicable, and a minimum limit for the purchaser of the equity interests of the Domestic Affiliates to acquire the equity interests from the shareholders of Long-Spring Education Holding shall not be less than an upper threshold permitted by the laws and regulations of the PRC for WFOE and/or another foreign-owned or offshore entity designated by the Proposed Listed Company to acquire the equity interests of the Domestic Affiliates. The Agreement shall automatically terminate after the purchaser of the entity interests of the Domestic Affiliates has fully exercised, in accordance with the Agreement, the option of acquiring all equity interests directly and indirectly held by the shareholders of Long-Spring Education Holding in the Domestic Affiliates.

IX. Confidentiality

1.

The Parties hereby acknowledge and determine that any oral or written information exchanged between them in connection with the Agreement is confidential. Each Party shall keep all such information confidential, and shall not disclose any relevant information to any third party without the written consent of the other Parties, except:

a)	the public is aware of or will become aware of such information (not as a result of unauthorized disclosure to the public by the party who receives the information);

b)	the information is disclosed as required by applicable laws and regulations or the rules or regulations governing the transactions of securities or by regulators; or

c)

the information needs to be disclosed by a Party to its legal or financial adviser in connection with the transactions hereunder, provided that such legal or financial adviser is also subject to confidentiality obligations similar with this clause.

2.

The leakage of the information by the staff of a Party or the agency recruited by the Party shall be deemed to be the leakage committed by the Party, and the Party shall be liable for breach of contract in accordance with the Agreement.

3.	The Parties agree that this Article IX shall survive regardless of whether the Agreement is invalid, changed, rescinded, terminated, or non-operable.

X. Force Majeure

1.

If the obligations of a Party under the Agreement are not fulfilled due to a force majeure event, the liabilities under the Agreement shall be waived to the extent of impact of the force majeure event. For the purpose of the Agreement, force majeure events include only natural disasters, storms, tornadoes and other weather conditions, strikes, factory closedown/work stoppages or other industry problems, wars, riots, conspiracies, acts of hostilities, acts of terrorism, or violence of criminal organizations, blockades, severe illness or plagues, earthquakes or other crustal movements, floods and other natural disasters, bomb explosions or other explosions, fires, accidents, or government actions, which lead to failure of performing the Agreement.

2.

When a force majeure event occurs, the Party affected by the force majeure event shall make every effort to reduce and remove the impact of the force majeure event, and shall undertake the delayed and impeded obligations under the Agreement. After the force majeure event is lifted, the Parties agree to make every effort to continue to perform the Agreement.

3.

If there is a possible force majeure event that causes delay or impeding of the Agreement or threatens to delay or impede the performance of the Agreement, the Party concerned shall immediately notify the other Parties in writing and provide all relevant information.

XI. Changes of Circumstances

1.

As a supplement and without contravention with other provisions of the Series of Cooperation agreements, if at any time, due to the promulgation or amendment of any laws, regulations or rules of the PRC, or due to changes of the interpretation or applicability of such laws, regulations or rules, or due to changes of the relevant registration procedures, Party A holds that keeping the validity of the Agreement becomes illegal or contrary to such laws, regulations or rules, Party B and Party C shall, as instructed by Party A in writing and at the reasonable request of Party A, take any action and/or sign any agreement or other document immediately to:

a)	keep the Agreement valid;

b)	exercise the option to purchase the sponsors’ interests in the manner specified in the Agreement; and/or

c)	achieve the intent and purposes of the Agreement in the manner specified in the Agreement or in other manners.

XII. Miscellaneous

1.

Both Party B and Party C agree that, by notifying Party B and Party C in writing, Party A may transfer its rights and obligations under the Agreement to a party designated by Party A; but neither Party B nor Party C has the right to transfer its rights, obligations or responsibilities under the Agreement to any third party without a prior written consent of Party A. The successors or authorized assignees (if any) of Party B and Party C shall continue to perform all the obligations of Party B and Party C under the Agreement.

2.	The conclusion, validity, interpretation, performance, modification, and termination of the Agreement and the settlement of disputes under the Agreement shall be governed by the PRC laws.

3.

Any dispute, controversy or claim arising out of or related to the Agreement or the performance, interpretation, breach, termination or validity of the Agreement shall be resolved upon friendly negotiation. The negotiation shall begin as soon as a disputing party serves a written consultation request on the other party in dispute, where the consultation request states the dispute or claim in detail.

4.

If the dispute cannot be resolved within thirty (30) days after the above notice is served, either party has the right to submit the dispute to arbitration. The Parties agree that the dispute shall be submitted to the China International Economic and Trade Arbitration Commission (CIETAC) in Beijing, and the CIETAC shall make an arbitral award in accordance with the then-effective arbitration rules of the CIETAC. The arbitral award is final and binding on all the Parties. The arbitration commission has the right to rule that, with respect to the equity interests, property interests or other assets of the School Sponsor, WFOE shall be compensated for the losses caused to WFOE due to the breaching behaviors of other Parties hereto, or to issue corresponding injunctions (for example, for the purpose of business operation or forced transfer of assets), or to rule that the School shall be dissolved and liquidated. After the arbitral award comes into effect, either Party has the right to apply to a court of competent jurisdiction to enforce the arbitral award.

5.

At the request of a party in dispute, before the arbitral tribunal is formed according to law or under appropriate circumstances, the court of competent jurisdiction has the right to grant an interim relief to support the process of the arbitration, for example, by seizing or freezing the sponsor’s equity, property interests, or other assets of the breaching party according to a judgment or a ruling. For the above purposes, the courts of competent jurisdiction include Hong Kong courts, Cayman Islands courts, the courts where the main assets of the Proposed Listed Company are located, and the courts where the main assets of the School are located, in addition to the PRC courts.

6.	During the arbitration, except the matters in dispute submitted to arbitration, the Parties to the Agreement shall continue to perform their other obligations under the Agreement.

7.

Any rights, powers and remedies conferred on each Party by any provision of the Agreement shall not exclude any other rights, powers or remedies that the Party enjoys in accordance with the provisions of laws and other provisions under the Agreement, and the exercise by a Party of rights, powers and remedies shall not preclude the Party from exercising its other rights, powers and remedies.

8.

A Party’s failure to exercise or delay in exercising any of its rights, powers or remedies under the Agreement or laws shall not result in a waiver of such rights; and a single or partial waiver of any rights by a Party shall not preclude the Party from exercising such rights in other ways or from exercising other rights of the Party.

9.	The headings of the sections in the Agreement are for reference only, and in no case shall the headings be used to interpret or affect the interpretation of the provisions of the Agreement.

10.

Each provision of the Agreement is severable and independent of other provisions. If at any time any one or more provisions of the Agreement become invalid, illegal or unenforceable, the validity, legality and enforceability of other provisions of the Agreement shall not be thereby affected.

11.	Amendment to the Agreement

a)

Subject to a consensus reached between the Parties hereto and approval of the shareholders (meetings) of WFOE, the Parties to the Agreement may modify or supplement the Agreement and take all necessary steps and actions to make such modifications or supplements legal and effective at their own expenses.

b)

If the Stock Exchange of Hong Kong Limited (“SEHK”) or other regulators propose any modifications to the Agreement, or any changes related to the Agreement have occurred to the listing rules or related requirements of the SEHK, the Parties shall revise the Agreement accordingly.

12.	The Agreement is written in Chinese and executed in multiple counterparts having the same legal effect.

(There is no text below)

(This page is signature page (i) of the Agreement, and contains no text)

Yunnan Century Long-Spring Technology Co., Ltd. /s/ (Seal) Yunnan Century Long-Spring Technology Co., Ltd. Affixed By: /s/ Zhang Shaowei	Long-Spring Education Holding Group Limited /s/ (Seal) Long-Spring Education Holding Group Limited Affixed By: /s/ Zhang Shaowei

Resort District Hengshui Experimental Secondary School /s/ (Seal) Resort District Hengshui Experimental Secondary School Affixed By: /s/ Zhang Shaowei	Yunnan Hengshui Chenggong Experimental Secondary School /s/ (Seal) Yunnan Hengshui Chenggong Experimental Secondary School Affixed By: /s/ Zhang Shaowei

Yunnan Hengshui Experimental Secondary School—Xishan School /s/ (Seal) Yunnan Hengshui Experimental Secondary School—Xishan School Affixed By: /s/ Zhang Shaowei	Yunnan Hengshui Yiliang Experimental Secondary School /s/ (Seal) Yunnan Hengshui Yiliang Experimental Secondary School Affixed By: /s/ Zhang Shaowei

Yunnan Long-Spring Foreign Language Secondary School /s/ (Seal) Yunnan Long-Spring Foreign Language Secondary School Affixed By: /s/ Zhang Shaowei	Qujing Hengshui Experimental Secondary School /s/ (Seal) Qujing Hengshui Experimental Secondary School Affixed By: /s/ Zhang Shaowei

Yunnan Yuxi Hengshui Experimental High School /s/ (Seal) Yunnan Yuxi Hengshui Experimental High School Affixed By: /s/ Zhang Shaowei	Ordos Hengshui Experimental High School /s/ (Seal) Ordos Hengshui Experimental High School Affixed By: /s/ Su Kang

Yunnan Zhongchuang Education Tutorial School /s/ (Seal) Yunnan Zhongchuang Education Tutorial School Affixed By: /s/ Liu Kai

Appendix I

Receipt

According to the Loan Agreement signed by and between the Company, WFOE, and related parties on    , 2018, Yunnan Century Long-Spring Technology Co., Ltd. provides a loan of RMB    in cash/bank transfer/by other means to the Company on    . The Company hereby confirms receipt of the loan provided by Yunnan Century Long-Spring Technology Co., Ltd.

Borrower: Long-Spring Education Holding Group Limited (seal)

Legal representative:

Appendix II: Schools as Party C

No.	Name of the School	Percentage of Direct and Indirect Equity Interests of Long-Spring Education Holding
1.	Resort District Hengshui Experimental Secondary School	100%
2.	Yunnan Hengshui Chenggong Experimental Secondary School	100%
3.	Yunnan Hengshui Experimental Secondary School—Xishan School	100%
4.	Yunnan Hengshui Yiliang Experimental Secondary School	100%
5.	Yunnan Long-Spring Foreign Language Secondary School	100%
6.	Qujing Hengshui Experimental Secondary School	100%
7.	Yunnan Yuxi Hengshui Experimental High School	100%
8.	Ordos Hengshui Experimental High School	100%
9.	Yunnan Zhongchuang Education Tutorial School	100%